Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results
FormFactor core business and Cascade Microtech combine to deliver strong results

LIVERMORE, Calif. — October 27, 2016 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2016 ended September 24, 2016. Revenues were $123.3 million, up 48% from $83.1 million reported in the second quarter and up 87% for the third quarter year-over-year.

“In our initial quarter following the Cascade Microtech acquisition we delivered strong results,” said Mike Slessor, CEO of FormFactor, Inc. “These results are the product of continued strength in FormFactor’s core probe card business, combined with the growing probe card and engineering systems businesses from Cascade Microtech. These results also demonstrate the accelerated earnings growth provided by the scale and diversification of the FormFactor-Cascade combination.”

Third Quarter Highlights

On a GAAP basis, net loss for the third quarter of fiscal 2016 was $(14.2) million, or $(0.20) per fully-diluted share, compared to a net income for the second quarter of fiscal 2016 of $36.9 million, or $0.61 per fully-diluted share, and a net loss for the third quarter of fiscal 2015 of $(2.5) million, or $(0.04) per fully-diluted share.

On a non-GAAP basis, net income for the third quarter of fiscal 2016 was $15.9 million, or $0.22 per fully-diluted share, compared to a net income for the second quarter of fiscal 2016 of $8.0 million, or $0.13 per fully-diluted share, and net income for the third quarter of fiscal 2015 of $3.3 million, or $0.06 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Cash usage in the third quarter of fiscal 2016 was $10.8 million, compared to cash usage in the second quarter of fiscal 2016 of $68.8 million and cash generation of $5.1 million for the third quarter of fiscal 2015. Excluding cash attributable to the acquisition of Cascade Microtech, free cash flow generation for the third quarter was $16.0 million.

Outlook

The Company currently expects fourth quarter 2016 revenue to be slightly below that of the third quarter. Within the business segments, Probe Card revenues are forecasted to decline slightly as demand from FormFactor’s significant microprocessor customer normalizes to double the 2015 level, and Systems segment demand is expected to remain steady and benefit from the recent strong order flow.

For the fourth quarter ending on December 31, 2016, FormFactor is providing the following guidance*:

	U.S. GAAP	Reconciling Items**	Non-GAAP
Revenue	$116 million to $124 million	—	$116 million to $124 million
Gross Margin	29% to 33%	$14 million	41% to 45%
Net income (loss) per diluted share	($0.11) to ($0.05)	$0.26	$0.15 to $0.21
*This guidance assumes consistent foreign currency rates
**Reconciling items are stock based compensation, tax and amortization of intangibles

Free cash flow is forecasted to be positive $11 million to $13 million excluding acquisition related payments.

“Our near-term emphasis remains on execution and continuity, and we are increasingly excited about the growth prospects for the combined businesses as we leverage the technology and channel assets across our expanded opportunity set. We believe that FormFactor’s test and measurement solutions are well positioned to capitalize on overall market trends and will enable us to grow faster than the market,” concluded Mike Slessor.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through October 29, 2016, 8:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 95363780. The recording will also be available on the Investors section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 24, 2016 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a worldwide leader in essential test technologies and expertise, including a broad portfolio of high-performance probe cards, engineering probes, probe stations and reliability test systems. For semiconductor companies and scientific institutions, FormFactor delivers access to electrical information from wafers, integrated circuits (ICs), IC packages, optical devices, and more. Customers use FormFactor’s products and services to lower overall production costs, improve their yields, and enable complex next-generation ICs. The company services customers through its network of facilities in Asia, Europe, and North America. For more information, visit the company’s website at www.formfactor.com.

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Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the company’s future financial and operating results, the company’s plans, strategies and objectives for future operations, and the anticipated results of the acquisition of Cascade Microtech. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, expected financial synergies, gross margins, profitability and earnings accretion; future financial and operating results; benefits of the acquisition of Cascade Microtech; potential synergies and cost savings; the ability of the company to drive growth and expand customer and partner relationships; the plans, strategies and objectives of the company for future operations; the expected development, performance, market share or competitive performance relating to the company’s products and services; and other statements regarding the company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the company to realize the anticipated benefits of the acquisition of Cascade Microtech; the company’s ability to remain in compliance with the terms of its debt financing; changes in demand for the company’s products; industry seasonality; risks to the company’s ability to realize operational efficiencies; changes in the market, macro-economic environments, and other factors, including those set forth in the company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the company. Unless required by law, the company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Revenues	$123,299	$65,862	$259,993	$210,576
Cost of revenues	96,111	47,407	197,586	146,028
Gross profit	27,188	18,455	62,407	64,548
Operating expenses:
Research and development	17,253	10,645	39,235	32,947
Selling, general and administrative	23,008	11,108	49,553	34,373
Restructuring and impairment charges, net	85	59	6,995	570
Total operating expenses	40,346	21,812	95,783	67,890
Operating loss	(13,158)	(3,357)	(33,376)	(3,342)
Interest income, net	52	65	267	213
Other income (expense), net	(1,042)	982	(1,669)	2,584
Loss before income taxes	(14,148)	(2,310)	(34,778)	(545)
Provision (benefit) for income taxes	50	215	(43,665)	359
Net income (loss)	$(14,198)	$(2,525)	$8,887	$(904)
Net income (loss) per share:
Basic	$(0.20)	$(0.04)	$0.14	$(0.02)
Diluted	$(0.20)	$(0.04)	$0.14	$(0.02)
Weighted-average number of shares used in per share calculations:
Basic	70,502	58,209	62,835	57,757
Diluted	70,502	58,209	63,662	57,757

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
GAAP net income (loss)	$(14,198)	$(2,525)	$8,887	$(904)
Adjustments to reconcile GAAP net income (loss) to Non-GAAP net income:
Deferred revenue	263	—	263	—
Stock-based compensation	3,202	3,100	7,477	8,515
Restructuring and impairment charges, net	85	59	6,995	570
Acquisition and integration related expenses	964	285	6,760	196
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	26,931	3,428	32,468	10,150
Income tax valuation allowance release	88	—	(43,851)	—
Gain on sale of intellectual property	—	(1,040)	—	(1,040)
Proceeds from sale of intellectual property	(400)	—	(400)	—
Business interruption insurance claim recovery	—	—	—	(1,521)
Income tax effect of non-GAAP adjustments	(988)	—	(988)	—
Non-GAAP net income	$15,947	$3,307	$17,611	$15,966

Non-GAAP net income per share:
Basic	$0.23	$0.06	$0.28	$0.28
Diluted	$0.22	$0.06	$0.28	$0.27

Weighted-average number of shares used in per share calculations:
Basic	70,502	58,209	62,835	57,757
Diluted	71,336	58,784	63,662	58,922

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

Net cash provided from operating activities		$6,370
Adjustments to reconcile GAAP cash provided from operating activities to free cash flow:
Acquisition-related payments in working capital	13,400
Debt-related interest expense	1,112
Capital expenditures	(4,876)
	9,636	9,636
Free cash flow		$16,006

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 24, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$99,908	$146,264
Marketable securities	7,505	41,325
Accounts receivable, net	77,530	36,725
Inventories, net	60,677	27,223
Restricted cash	120	—
Refundable income taxes	1,391	—
Prepaid expenses and other current assets	12,946	6,481
Total current assets	260,077	258,018
Restricted cash	438	435
Property, plant and equipment, net	42,678	23,853
Goodwill	188,776	30,731
Intangibles, net	152,395	25,552
Deferred tax assets	3,966	3,281
Other assets	1,982	853
Total assets	$650,312	$342,723
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,584	$18,072
Accrued liabilities	29,466	21,507
Current portion of term loan	8,960	—
Income taxes payable	86	110
Deferred revenue	4,934	3,892
Total current liabilities	85,030	43,581
Long-term income taxes payable	1,277	1,069
Term loan, less current portion	137,777	—
Deferred tax liabilities	5,779	—
Deferred rent and other liabilities	4,827	3,392
Total liabilities	234,690	48,042
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	828,684	718,962
Accumulated other comprehensive income (loss)	110	(2,222)
Accumulated deficit	(413,172)	(422,059)
Total stockholders’ equity	415,622	294,681
Total liabilities and stockholders’ equity	$650,312	$342,723

About our Non-GAAP Net Income and Adjustments:

We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the company’s activities and other factors, facilitates comparability of the company’s operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income (loss) and GAAP earnings per fully-diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income" included in this press release.